EMPLOYMENT AGREEMENT


     This Agreement is made and entered into as of this 6th day of January, 1997, by and between Regent National Bank, a national banking association located in Philadelphia, Pennsylvania ("Employer") and Joel E. Hyman, a resident of South Windsor, Connecticut ("Employee").

                                   WITNESSETH:


     WHEREAS, Employer desires to secure the services of Employee on the terms herein set forth; and

     WHEREAS, Employee is willing to enter into this Agreement on such terms;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, do mutually covenant and agree as follows:

     1. Definitions.

         (a) Termination for "Cause," as used in this Agreement, shall include, but not be limited to, termination of Employee's employment because of Employee's disloyalty, dishonesty, failure to perform his duties in a diligent, enthusiastic and competent fashion or activities constituting misfeasance or malfeasance under federal, state or local law.

         (b) "Permanent Disability," shall mean a physical and/or mental condition such that Employee is unable to perform those duties that he would otherwise be expected to continue to perform and the nonperformance of such duties has continued for a period of not less than six months. In order to terminate Employee's employment on account of permanent disability, Employer must provide written notice to Employee of its decision to terminate him for such reason not less than 30 days before the date of such termination.

         (c) A "Person" shall include a natural person, a corporation or any other entity. When two or more persons act as a partnership, limited partnership, syndicate, association, joint venture or other group for the purpose of controlling Employer or Employer's parent, Regent Bancshares Corp. ("Regent"), whether through acquiring, holding or disposing of common stock of Employer or of Regent, or otherwise, such partnership, limited partnership, syndicate, association, joint venture or other group shall be considered a Person.

         (d) A "Change-in-Control" of Employer or Regent shall be deemed to have occurred with respect to Employer or Regent if any Person, as defined herein, has acquired control of Employer or Regent. A Person has control if:


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              (i) the Person acquires or agrees to acquire all or substantially all of the assets and business of Employer or Regent;

              (ii) the Person controls in any manner the election of a majority of the Board of Directors of Employer or of Regent such that the persons who constitute a majority of the members of the Board of Directors of Regent or of Employer on the date of this Agreement and persons nominated by them after the date hereof but before the event that constitutes a Change-in-Control no longer constitute a such majority;

              (iii) the Board of Directors of Employer determines, in its sole discretion, that a Person, directly or indirectly, exercises a controlling influence over the management or policies of Employer or Regent; or

              (iv) A Person, directly, indirectly or acting through one or more other Persons, beneficially owns or has the power to vote 25% or more of the voting common stock of Employer or Regent.

Beneficial ownership shall be determined under Rule 13d-3 of the provisions of the Securities Exchange Act of 1934, as amended, as such Rule exists at the time the parties hereto execute this Agreement.

     2. Employment.

     Employer hereby employs Employee as the [Executive Vice President,] Chief Financial Officer and Treasurer of Employer and of Regent and Employee accepts such employment and agrees to serve in such capacity upon the terms and conditions hereinafter set forth.

     3. Term of Employment.

     Subject to the provisions of Section 7 hereof, the term of Employee's employment hereunder shall be for a period of two years beginning on the date hereof (the "Commencement Date") and the term of his employment shall renew automatically for a new two-year period beginning on each anniversary of the Commencement Date unless at least 90 days before an anniversary date of the Commencement Date either party provides written notice to the other stating that the term of Employee's employment hereunder shall not be so extended. Notwithstanding the foregoing, and subject to the provisions of Section 7 hereof, if a Change-in-Control of Employer or Regent occurs during the term of this Agreement, the term of Employee's employment thereafter shall be for a period of two years beginning on the date such Change-in-Control is consummated, and the term of Employee's employment hereunder shall renew automatically for a new two-year period beginning on each anniversary of the date of the Change-in-Control, unless at least 90 days before an anniversary date of the Change-in-Control either party provides written notice to the other stating that the term of Employee's employment hereunder shall not be so extended.


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     If at any time after the date such a Change-in-Control occurs, Employee is removed from the position of [Executive Vice President,] Chief Financial Officer and Treasurer of Employer and Regent or Employee is assigned duties which are in substantial part at a level of responsibility lower than his level of responsibility before the Change-in-Control, or Employee is required to perform duties in substantial part at a location in excess of 30 miles from Philadelphia, Pennsylvania, Employer's successor entity shall, within 30 days following written notice by Employee that such a condition exists, either remedy such condition or permit Employee to terminate his employment, and Employer's successor entity shall continue to pay Employee's then current base salary and employee benefit expenses, as defined in Sections 5(a) and 5(d) hereof, for the full remaining term of this Agreement, as such term may have been extended by the occurrence of the Change-in-Control.

     4. Duties of Employee.

     Throughout the term of his employment hereunder, Employee shall perform all duties assigned or delegated to him under the By-Laws of Employer or from time to time by the Board of Directors, Chairman of the Board, President or Chief Executive Officer of Employer consistent with his position as [Executive Vice President,] Chief Financial Officer and Treasurer of Employer and of Regent, and shall perform all acts and services customarily associated with such positions in the banking industry, devoting his full time, best efforts and attention to the advancement of the interest and business of Employer and of Regent. Throughout the term of his employment hereunder, Employee shall not engage in or be concerned with any other duties or pursuits which are competitive or inconsistent with the interest and business of Employer and of Regent, in accordance with Employer's policies applicable to all employees.

     5. Compensation and Benefits.

              (a) Base Salary. Employer shall pay to Employee as compensation for the services to be rendered by him hereunder a base salary at the annual rate of $110,000 or such larger sum as Employer may from time to time determine as appropriate in its sole discretion. Such base salary shall be payable in accordance with the normal payroll practices of Employer. Employer shall review Employee's performance at least annually, at which time Employee's base salary may be maintained or increased as Employer reasonably determines appropriate in its sole discretion.

              (b) Relocation Expenses. In connection with Employee's relocation from South Windsor, Connecticut to the Philadelphia, Pennsylvania area, Employer agrees (i) to reimburse Employee for the period from Employee's commencement of employment hereunder until the earlier of Employee's move to the Philadelphia, Pennsylvania area or June 30, 1997 for the costs of a housekeeping suite at the Warwick Hotel in Philadelphia, Pennsylvania and one parking space at 1500 Locust Street, Philadelphia, Pennsylvania and (ii) to pay Employee $1,200 per month for each of the first three months of Employee's


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


employment hereunder as reimbursement for expenses to be incurred for travel between South Windsor, Connecticut and Philadelphia, Pennsylvania. Employer also agrees to reimburse Employee on a tax-adjusted basis for the expenses reasonably incurred by Employee in relocating his principal residence from South Windsor, Connecticut to the Philadelphia, Pennsylvania area, including the closing costs of selling Employee's residence in South Windsor, Connecticut, moving expenses for Employee's household effects, animals and automobiles and the closing costs of purchasing a residence in the Philadelphia, Pennsylvania area provided, however, that if Employee leaves the employ of Employer during the first two years of Employee's employment hereunder, Employee shall, not later than 30 days after Employee's leaving, reimburse Employer for the unamortized portion of such relocation expenses using a straight-line amortization schedule.

                  (c) Additional Compensation. In addition to the base salary stated in Section 5(a) hereof, upon Employee signing this Agreement, Employer shall pay to Employee additional cash compensation in the amount of $25,000
(the "Additional Compensation"). If Employee voluntarily terminates his employment with Employer during the two-year period beginning on the date hereof, and if such termination is not in accordance with Section 7(b)(iii) hereof, or because of Employee's death or Permanent Disability, Employee or his estate, as the case may be, shall pay to Employer not later than 30 days after the date of such termination, an amount equal to the product of (i) the amount of the Additional Compensation, as reduced by all federal, state and local income and employment taxes paid on the Additional Compensation by Employee to such date and (ii) a fraction, the numerator of which is the number of days between the day after such termination and the date which is two years after the date hereof, and the denominator of which is 730. If Employer terminates Employee for Cause during the two-year period beginning on the date hereof, not later than 30 days after the date of such termination, Employee shall pay to Employer the full amount of such Additional Compensation in (i) above.

                  (d) Other Benefits. Throughout the term of Employee's employment hereunder:

                      (i) Employee shall be entitled to participate, subject to the terms and conditions of such programs, in any and all of Employer's existing and future employee benefit programs applicable and available to all of Employer's officers which (A) are not qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (B) are qualified under ERISA provided Employee's participation shall commence only on such date as is in compliance with ERISA;

                      (ii) Employee shall be entitled to participate, subject to the terms and conditions of such programs, in any and all present and future incentive programs sponsored, conducted or otherwise administered by Employer and made available by Employer to all of Employer's officers; and

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                      (iii) As determined by the Board of Directors of Employer,
Employee may be permitted to participate, subject to the terms and conditions of such programs, in such other employee benefit and incentive programs that are not available or applicable to all of Employer's officers or employees.

         6. Vacation.

         Employee shall be entitled, for each year of his employment under this Agreement, to a vacation of not less than five weeks during which time his compensation shall be paid in full. Employer and Employee shall mutually agree as to the scheduling of Employee's vacation. The time during which Employee performs services as a member of the faculty of the Consumer Bankers Association ("CBA") Graduate School of Retail Bank Management, or any other nationally-known school in lieu of the CBA school, shall not be construed as use of vacation time, up to a maximum of five working days per year.

         7. Termination.

         (a) Employer may terminate the employment of Employee (i) for Cause or
(ii) on account of his death or Permanent Disability.

         (b) Employee may terminate his employment with Employer: (i) in accordance with Section 3 hereof; (ii) on account of his death or Permanent Disability; (iii) if during the term of his employment hereunder Employer or its successor entity removes Employee from the position of [Executive Vice President,] Chief Financial Officer and Treasurer of Employer and of Regent or assigns him duties which are in substantial part at a level of responsibility lower than Employee's prior level of responsibility, by providing written notice to Employer if such a condition is not remedied by Employer within 30 days following written notice by Employee to Employer of his claim that such a condition exists, which notice shall specify in detail the reasons for such claim or (iv) Employee gives Employer at least 90 days' written notice in the manner provided for herein for the giving of notices, which shall not prejudice any remedy which either party may have either at law, in equity or under this Agreement.

         (c) This Agreement shall terminate on the date on which neither Employer nor Employee is obligated to the other pursuant to any provision of this Agreement; provided, however that the provisions of Section 9 hereof shall be unaffected by any termination of this Agreement and shall remain in full force and effect after such termination.

         8. Confidential Information.

         Employee understands that in the course of his employment by Employer, Employee will receive confidential information concerning the business of Employer and Regent, and which Employer and Regent desire to protect. Employee agrees that he will not at any time during or after the period of his employment by Employer reveal to

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anyone outside Employer, or use for his own benefit, any such information that has been designated as confidential by Employer or Regent or understood by Employee to be confidential, without specific written authorization by Employer.

         9. Binding Effect; Merger or Liquidation of Employer, Etc.

         This Agreement shall bind and inure to the benefit of (i) Employer and any successor or assign of Employer or of substantially all of its business and
(ii) Employee, his heirs and personal representatives. The parties hereto recognize and acknowledge that at a future date Employer may undergo a change in control or liquidate, but it is expressly agreed that any such change will not render the covenants and agreements contained herein (or in any other instruments entered into by and between the parties hereto) any less binding or unenforceable in any manner whatsoever.

         10. Notice.

         Any notice or request permitted or required under this Agreement shall be deemed sufficient when, if given to Employer, it shall be addressed to:
Regent National Bank, 1430 Walnut Street, Philadelphia, Pennsylvania 19102,
Attention: Chairman of the Board; and if given to Employee, it shall be addressed to: 34 Pleasant Valley Road, South Windsor, Connecticut 06074; and in either case by certified or registered mail. Any party may in accordance with the provision of this Section 10 give written notice of a change of address, in which event following the other party's receipt of such notice all such notices and requests shall thereafter be given as above provided at such changed address.

         11. Arbitration.

         Any dispute which may arise between the parties hereto shall be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association; provided that any such dispute shall first be submitted to the Board of Directors of Employer in an effort to resolve such dispute without resort to arbitration, and provided, further, that Employer's Board of Directors shall have a period of 60 days within which to respond to Employee's submitted dispute, and if Employer's Board of Directors fails to respond within said time, and/or Employee's dispute is not resolved, the matter may then be submitted for arbitration.

         12. Severability.

         The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision, or any part thereof, but this Agreement shall be construed as if such invalid or unenforceable term, phrase, clause, paragraph, restriction, covenant, agreement or other provision had never been contained herein unless the deletion of such term, phrase, clause, paragraph, restriction, covenant, agreement or other provision would


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result in such a material change as to cause the covenants and agreements contained herein to be unreasonable or would materially and adversely frustrate the objectives of the parties as expressed in this Agreement.

         13. Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, Employer, by its duly authorized representative, and Employee have executed this Agreement as of the day and year first above written.

                                             REGENT NATIONAL BANK


                                             By: /s/ John J. Lyons
                                                 --------------------------
                                                 John J. Lyons, President

Witness:


/s/ Kristen Evan                              /s/ Joel E. Hyman
---------------------------                   -------------------------------
                                              Joel E. Hyman



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